                  THE ST. PAUL COMPANIES, INC.
              SPECIAL LEVERAGED STOCK PURCHASE PLAN


1. Purpose and Term. The purpose of The St. Paul Companies, Inc. Special Leveraged Stock Purchase Plan (the "Plan") is to increase senior officers' ownership of Company common stock and to provide those officers with a stronger, more immediate focus on shareholder value creation. The Plan shall become effective upon the approval of the shareholders of the Company and will terminate May 7, 2003.

2. Definitions. Wherever used herein, the following terms shall have the respective meanings set forth below:

     "Board" means the Board of Directors of the Company.

     "Committee" means the Personnel and Compensation Committee of the Board, or, if no longer established, the Board.

     "Common Stock" means the common stock of the Company.

     "Company" means The St. Paul Companies, Inc.

     "Drawdown" means any advance of funds under a Note.

     "Notes" or "Note" means the Secured Promissory Notes in form of the attached Exhibit A entered into by each Participant with the Company.

     "Participant" means an employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

     "Pledge Agreement" means the Pledge and Custody Agreement entered into by each Participant and the Company in the form of the attached Exhibit B

     "Purchase Loan" means loans made pursuant to this Plan.

     "Purchased Stock" means the shares of Company Common Stock purchased with the loan proceeds.

     "Retirement" means termination of employment which entitles the Participant to an immediate pension under the terms of The St. Paul Companies, Inc. Employees Retirement Plan.

3. Eligibility. The Committee shall select from time to time as Participants in the Plan such senior executives of the Company or its subsidiaries who are expected to contribute to the successful performance of the Company. No employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to a Purchase Loan, or
     (iii) having been selected for a Purchase Loan, to receive any further Purchase Loans. Selected Participants will be eligible for loans if they have previously met their stock ownership targets established by the Committee. Generally stock ownership targets are to range from 200 percent of salary to 500 percent of salary and will be similar to the Participants' stock ownership target for the Company's Executive Stock Ownership Program. Participants who do not initially meet their stock ownership targets could receive Purchase Loans when they meet their stock ownership targets if they do so by May 6, 1999.

4. Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall
     (i) select the Participants, determine the amount of the loans to be made to Participants and the Participants' stock ownership targets, and (ii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Purchase Loan in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

5. Loans. Company shall provide each Participant with a full-recourse interest bearing Purchase Loan, the proceeds of which shall be used by the Participant to purchase additional Common Stock on the open market within the next available window period. Funds shall be advanced upon the Participant providing the Company with evidence that additional shares have been purchased. The total amount that each Participant shall be allowed to borrow under this Plan shall be as determined by the Committee. Each Drawdown and the total amount of all Drawdowns under each Note shall in no event be greater than the cost of the Purchased Stock, including commissions. Each Drawdown shall be at least $100,000.00 and as a condition precedent to any additional Drawdown the market value of the Pledged Securities shall at least be equal to the amount outstanding under the Note

     Purchase Loans will accrue interest at the "applicable federal rate" (as determined by Section 1274(d) of the Internal Revenue Code) as of the date the advances were made for loans of such maturity, compounded annually. While interest on the Purchase Loans will accrue at the applicable federal rate, interest will not be payable until the loan terminates. Accrued but unpaid interest on the Purchase Loans will be added to the principal balance of the Purchase Loan. Fifty percent of the total principal amounts of all advances under the Purchase Loan will be payable by May 7, 2002. All remaining principal and interest under the Purchase Loans will be due and payable May 7, 2003. The Participant may prepay at any time.

     The payment of the Purchase Loans will be accelerated if a Participant's service is terminated because of resignation or involuntary termination. In those instances, the Purchase Loan must be paid within 30 days following such event. If a Participant's termination of service is due to Retirement, death, disability or following a Change of Control (as defined below), the Purchase Loan must be repaid over a two-year period following such event, but no later than May 7, 2003. The Purchase Loan may also be prepaid at any time at the Participant's option.

     Purchase Loans shall be evidenced by the Participant's execution of a Secured Promissory note in the form of the attached Exhibit A.

     "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 6, 1997, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, or fifty percent (50%) or more of the Common Stock; or (b) individuals who constitute the Board on May 6, 1997, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 6, 1997, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 6, 1997 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause
     (b), considered as though such person were a member of the Board on May 6, 1997.

6. Pledged Securities. The Participant shall pledge the Purchased Stock and such additional securities as may be necessary, to secure the Purchase Loan by executing a Pledge Agreement in the form of the attached Exhibit B. Participants will be permitted at any time to sell the Purchased Stock so pledged, provided that the proceeds from such sale must be applied against the outstanding balance of the Purchase Loan.

     Participants would be entitled to any shareholder dividends, and to vote any pledged securities, including the Purchased
     Stock.

7. Nontransferability. No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except by will or the laws of descent and distribution, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

8. No Right to Employment. No person shall have any claim or right to be granted a Purchase Loan, and the grant of a Purchase Loan shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

9. Amendment. The Board of Directors upon the recommendation of the Committee may amend, suspend, or terminate the Plan at any time provided no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3, or such successor rule as may hereinafter be in effect, or Section 162(m) of the Internal Revenue Code or may, without the consent of the Participant, adversely affect such Participant's rights under the Plan in any material aspect. No such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

10. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota.

                                             Exhibit A

                     SECURED PROMISSORY NOTE

                                                 May 7, 1997

   This Note is issued under and subject to the terms of The St.
Paul Companies, Inc. Special Leveraged Stock Purchase Plan
("Plan").   All capitalized terms used herein without definition
have the meaning ascribed to them in the Plan.

   For value received, the undersigned (hereinafter referred to as the "Borrower") promises to pay to the order of The St. Paul Companies, Inc., a Minnesota corporation (the "Holder"), the principal amount that the Borrower is advanced under the terms of the Plan. The Borrower further promises to pay at the maturity of this Note to the order of the Holder interest on the amount of each advance of principal outstanding from time to time at the mid-term federal rate (with annual compounding) that would avoid imputed interest as determined under section 1274 (c) of the Internal Revenue Code of 1986, as amended as of the date on which the advance was made, compounded annually (the "Interest Rate").

   Fifty percent of the total principal advances shall, to the extent not prepaid, be payable May 7, 2002. All principal and all interest outstanding on this Note from time to time shall be payable at a date no later than the earlier of (a) May 7, 2003, or (b) the date thirty (30) days after the Borrower ceases to be an employee of the Company or one of its subsidiaries; provided that if the Borrower's employment is terminated due to Retirement, death, disability or following a Change in Control, the outstanding principal and interest shall be repaid in eight
(8) (or a lesser number if after May 7, 2001) equal quarterly installments. Principal and interest shall be payable to the Holder at 385 Washington Street, MC 516A, St. Paul, Minnesota, 55102 or at such other location as the Holder may designate in writing.

   The Holder, or authorized agent of the Holder, shall record all advances of principal under this Note (each a "Drawdown"), the Interest Rate to be paid on each Drawdown and all payments of principal and interest hereunder and shall endorse such Drawdowns and payments on the grid which is attached to and made a part of this Note (the "Grid"). The entries on the Grid shall be prima facie evidence of amounts outstanding hereunder. Each advance or Drawdown shall be at least $100,000.00.

   The Borrower may prepay any amount of principal outstanding and any accrued but unpaid interest in whole or in part without penalty or premium.

   The Holder shall apply each payment on this Note to the Drawdown bearing the highest Interest Rate and then to additional
Drawdowns in descending order of the Interest Rate applicable to each Drawdown, in each case first to the accrued but unpaid interest and second to the principal outstanding on such Drawdown, unless the Borrower shall request otherwise.

   The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor. The Borrower hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the time of payment or any other provision hereof.

   No waiver of any obligation of the Borrower under this Note shall be effective unless it is in writing signed by the Holder. No waiver by the Holder of any right or remedy under this Note shall constitute a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

   Upon the occurrence of an Event of Default (as defined in that certain Pledge Agreement between the Borrower and the Holder, dated as of the date hereof (the "Pledge Agreement")), the Holder may exercise in full its rights to foreclose on the collateral pledged by the Borrower under the Pledge Agreement. In addition, the Borrower agrees to pay the Holder's reasonable costs in collecting this Note, including reasonable attorneys' fees.

   The interpretation of this Note and the rights and remedies of the parties hereto shall be governed by the laws of the State of Minnesota.

   If one or more of the provisions of the Note is held invalid, illegal or unenforceable, in whole or in part, or if any one or more of the provisions of this Note operate or would operate to invalidate this Note, then only such provision(s) shall be deemed null and void and shall not affect any other provision of this Note, which shall remain in full force and effect.

     IN WITNESS WHEREOF the Borrower has executed this Note on the date first above written.


                            ------------------------------------

                                        Amount of Amount of Outstanding
Date of     Date of  Amount of Interest Principal Interest   Principle  Notation
Transaction Drawdown Drawdown    Rate     Paid      Paid      Balance   Made By
----------- -------- --------  -------- --------- ---------  ---------  -------

                                                       Exhibit B

                  PLEDGE AND CUSTODY AGREEMENT

     PLEDGE AGREEMENT, dated as of May 7, 1997, made by the undersigned (the "Borrower") in favor of The St. Paul Companies,
Inc., a Minnesota corporation (the "Lender").

     WHEREAS, under the terms of The St. Paul Companies Special Leveraged Stock Purchase Plan ("Plan"), the Lender has agreed to make loans to the Borrower upon the terms and subject to the conditions set forth in the Plan, to be evidenced by a promissory notes (the "Note") of the Borrower thereunder; and

     WHEREAS, it is a condition precedent of the Borrower under the Plan that the Borrower shall execute and deliver this Pledge
Agreement to the Lender;

     NOW, THEREFORE, in consideration of the premises set forth, the Borrower hereby covenants and agrees with the Lender as follows:

     1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Plan or Note and used herein are used as so defined, and the following terms shall have the following meanings:

     "Additional Pledged Securities" means shares of Common Stock or cash above and beyond the Purchased Stock and the Tipped
Common Stock which the Borrower may be required to pledge.

     "Collateral" means the Pledged Securities and all Proceeds.

     "Common Stock" means the common stock of The St. Paul
     Companies, Inc..

     "Event of Default" means any failure to pay any or all Obligations, or any portion thereof, when due or any breach or violation of this Pledge Agreement or the Notes, which breach or violation has not been cured within 10 days following written notice thereof by the Lender to the Borrower.

     "Obligations" means the unpaid principal of and interest on any or all Notes.

     "Pledge Agreement" means this Pledge and Custody Agreement, as amended, supplemented or otherwise modified from time to time.

     "Pledged Securities" means the Purchased Stock , the Tipped
Company Stock, and the Additional Pledged Securities. and all additional securities pledged by the Borrower as required hereunder.

     "Proceeds" means all "proceeds" as such term is defined in the Uniform Commercial Code and, in any event, shall include, without limitation, all dividends or other income from or distributions with respect to the Pledged Securities or proceeds from the sale, disposition or other liquidation thereof.

     "Purchased Stock" means the shares of The St. Paul
Companies, Inc. Common Stock purchased by the Borrower with the Note proceeds.

     "Tipped Common Stock" means the shares of Common Stock awarded to the Borrower pursuant to the St. Paul Companies, Inc.
executive stock ownership plan as a result of the acquisition of the Purchased Stock.

     2. Pledge; Grant of Security Interest. The Borrower grants to the Lender a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations.

     3. Custody. Promptly after the issuance of the loan amount, the Borrower shall deliver to the Company the stock certificates representing the Purchased Stock and stock transfer powers granting the Company the power to endorse and transfer the Purchased Stock.

     4. Covenants. The Borrower covenants and agrees with the Lender that, from and after the date of this Pledge Agreement until the Obligations are paid in full:

          (a) Without the prior written consent of the Lender, the Borrower will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral, or any interest therein.

          (b) At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Lender may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

     5. Adjustments to Pledged Securities. In the event that Borrower desires to make a further Drawdown and the market value of the currently Pledged Securities is less than the Borrower's Obligations, the Borrower, as a condition precedent to a further Drawdown, shall deposit with the Lender additional shares of Company Common Stock or cash which, together with the Pledged Securities then on deposit, will equal the Borrower's Obligations.

          In the event that the aggregate market value of the Pledged Securities increases, due to market appreciation, to more than 115% of the Borrower's Obligations, Borrower, by notice to Lender, may demand that the Lender release to Borrower the excess of Additional Pledged Securities, if any, and any Tipped Common Stock (if the restrictions have lapsed).

          In addition if the Borrower prepays any principal amount outstanding under the Note, then Lender may release
Purchased Stock such that the aggregate market value of the remaining Purchased Stock pledged hereunder is not more than 115% of the Borrower's Obligations.

     6. Rights of the Lender. (a) If an Event of Default shall occur and be continuing: (i) the Lender shall have the right to receive any and all Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as it may determine in its sole discretion, and
(ii) the Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Lender hereunder shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Borrower or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. The Lender shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

     7. Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted in this Pledge Agreement, the Plan or in any Note, all rights and remedies of a secured party under the Minnesota Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower (all and each of which demands, defenses, advertisements and notices are hereby expressly waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give options or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) at public or private sale, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived and released. The Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations.

     8. Limitation on Duties Regarding Collateral. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar securities, instruments and property for its own account. Neither the Lender nor any of its affiliates, directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any of the Collateral upon the request of the Borrower or otherwise.

     9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral or any part thereof are irrevocable and powers coupled with an interest.

     10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to paragraph 12 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     12. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Lender, provided that any provision of this Pledge Agreement may be waived in writing by the Lender. This Pledge Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Minnesota.

     13. Counterparts. This Pledge Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Pledge
Agreement to be duly executed and delivered as of the date first above.

                            BORROWER:


                            ------------------------------------

                            LENDER:

                            THE ST. PAUL COMPANIES, INC.


                            By:  -------------------------------


                            Title:    --------------------------